EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-78607 and No. 333-8522 of Pocahontas Bancorp, Inc. on Form S-8 of our report dated December 22, 2004, appearing in this Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the year ended September 30, 2004.

Little Rock, Arkansas

December 22, 2004